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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2001
Date of Report (Date of earliest event reported)

ALLIANCE PHARMACEUTICAL CORP.
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer Identification No.)
3040 Science Park Road San Diego, California 92121 (Address of principal executive offices)
(858) 410-5200 Registrant's telephone number, including area code

Item 5. Other Events

    On August 6, 2001, Alliance Pharmaceutical Corp. ("Alliance") announced that its wholly-owned subsidiary, Molecular Biosystems, Inc. ("MBI"), entered into an amendment ("Amendment") to the Optison® Product Rights Agreement dated May 9, 2000 with Mallinckrodt, Inc., a unit of Tyco Healthcare, pursuant to which MBI would receive an immediate cash payment and unspecified future royalties for two years in lieu of any further royalty payments from the sale of Optison in the United States and Europe.

    On August 8, 2001, MBI received a $5 million payment in connection with the Amendment.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements

    None.

  (b)
  Pro Forma Financial Statements

    None.

  (c)
  Exhibits

    99.1 Press Release dated August 6, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP.
	By:	/s/ LLOYD A. ROWLAND Lloyd A. Rowland Vice President and General Counsel
Dated: August 8, 2001

Exhibit Index

Exhibit	Description
99.1	Press Release dated August 6, 2001

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SIGNATURES
Exhibit Index